EXHIBIT 23

                           CONSENT OF INDEPENDENT AUDITOR



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                        CONSENT OF INDEPENDENT AUDITORS



The  Board  of  Directors
Lexington  B  &  L  Financial  Corp.
Lexington,  Missouri  64067


We hereby consent to the incorporation by reference in the Registration Statement of Lexington B & L Financial Corp. on Form S-8 (File No. 333-29807), of our report dated November 18, 2002, accompanying the consolidated financial statements incorporated by reference in Lexington B & L Financial Corp.'s Annual Report on Form 10-KSB for the year ended September 30, 2002.



/s/ Moore, Horton & Carlson, P.C.
Mexico,  Missouri
December  23,  2002


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